Exhibit 99.1

Kelly Services® Announces Planned Retirement of General Counsel,

 Corporate Secretary; New Appointees Named

TROY, Mich. (October 12, 2012) -- Kelly Services, Inc, (NASDAQ: KELYA; KELYB), a leader in providing workforce solutions, today announced that Daniel T. Lis, Senior Vice President, General Counsel, and Corporate Secretary, plans to retire effective January 1, 2013.

Carl T. Camden, President and CEO, commented, “Dan's trusted counsel and expert leadership have been a tremendous asset to Kelly® throughout his nearly 10-year tenure. He has been a vital member of our executive team and has contributed greatly to Kelly's success. We are honored to have had Dan as a colleague, and we wish him all the best in his retirement.”

Among his accomplishments at Kelly, Lis is noted for establishing a strong corporate governance program; defining clear risk management principles and driving them into core business practices; and navigating constant regulatory change by mandating global governance and ethics standards.

Following Lis' retirement, Peter Quigley, currently the company's Senior Vice President, Global Client Relationship Team, will assume the role of General Counsel. Quigley joined Kelly Services in 2002 as Vice President, Contracts Administration and was appointed Associate General Counsel in 2005. He was promoted to his current role in 2008, and has been responsible for managing and expanding Kelly's relationships with its largest global clients. Prior to joining Kelly, Quigley served more than 10 years in private practice and corporate attorney roles. He was Corporate Counsel for Lucent Technologies' Mergers and Acquisitions Group, New Ventures Group, and Mobility Segment; and served as senior attorney at AT&T, where he represented the company in international joint ventures and alliances, investments, and restructuring.

Also upon Lis' retirement, James Polehna, Vice President of Investor Relations and Corporate Communications, will add the role of Corporate Secretary to his function. Polehna has been serving as the company's Assistant Corporate Secretary for the past three years. Prior to joining Kelly in 2001, Polehna was Vice President of Investor Relations and Strategic Planning Officer for Citizens Banking Corporation, where his 20-year tenure included serving in various leadership roles in the areas of corporate governance and CRA/Fair Lending compliance, as well as serving as the company's Section 16 compliance officer and assistant secretary for Citizens' network of subsidiary banks.

This release contains statements that are forward looking in nature and accordingly, are subject to risks and uncertainties. These factors include, but are not limited to, competitive market pressures including pricing, changing market and economic conditions, our ability to achieve our business strategy, including our ability to successfully expand into new markets and service lines, material changes in demand from or loss of large corporate customers, impairment charges triggered by adverse industry or market developments, unexpected termination of customer contracts, availability of temporary workers with appropriate skills required by customers, liabilities for employment-related claims and losses, including class action lawsuits and collective actions, liability for improper disclosure of sensitive or private employee information, unexpected changes in claim trends on workers' compensation and benefit plans, our ability to maintain specified financial covenants in our bank facilities, our ability to access credit markets and continued availability of financing for funding working capital, our ability to sustain critical business applications through our key data centers, our ability to effectively implement and manage our information technology programs, our ability to retain the services of our senior management, local management and field personnel, the impact of changes in laws and regulations (including federal, state and international tax laws and the expiration of the U.S. work opportunity credit program), the net financial impact of the Patient Protection and Affordable Care Act on our business, risks associated with conducting business in foreign countries, including foreign currency fluctuations, and other risks, uncertainties and factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. Actual results may differ materially from any forward looking statements contained herein, and we have no intention to update these statements.

About Kelly Services®

Kelly Services, Inc. (NASDAQ:  KELYA, KELYB) is a leader in providing workforce solutions.  Kelly® offers a comprehensive array of outsourcing and consulting services as well as world-class staffing on a temporary, temporary-to-hire and direct-hire basis.  Serving clients around the globe, Kelly provides employment to more than 550,000 employees annually.  Revenue in 2011 was $5.6 billion.  Visit kellyservices.com and connect with us on Facebook, LinkedIn, & Twitter.  Download The Talent Project, a free iPad app by Kelly Services.

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ANALYST CONTACT:	MEDIA CONTACT:
James Polehna	Jane Stehney
(248) 244-4586	(248) 244-5630
james_polehna@kellyservices.com	jane_stehney@kellyservices.com